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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 23, 2002
(Date of earliest event reported)

INTRAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25249 (Commission File Number)	68-0389976 (I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, CA 94563
(Address of principal executive offices)

(925) 253-4500
(Registrant's telephone number,
including area code)

ITEM 2. DISPOSITION OF ASSETS

        On May 16, 2002, Intraware, Inc. ("Intraware") announced that it had signed a definitive agreement for the sale of Intraware's asset management software business (including its Argis suite of products) to Computer Associates International, Inc. ("Computer Associates"). On May 23, 2002, Intraware completed the asset sale to Computer Associates. In consideration for the assets, Computer Associates paid Intraware approximately $9.5 million in cash and assumed certain liabilities. The consideration paid to Intraware was determined as a result of arms-length negotiations between Computer Associates and Intraware. As further described in our Annual Report on Form 10-K for the year ended February 28, 2002, Intraware used a portion of the proceeds from the asset management business sale toward repayment of its existing $7.0 million in notes payable and subsequently completed a private placement that enabled Intraware to fully repay or effectively convert the remaining portion of notes payable. In connection with the asset management business sale, Intraware will likely incur employee severance, lease termination and other restructuring costs in addition to costs resulting directly from the sale.

        Prior to the asset management business sale, Computer Associates had been a reseller of the Argis suite of products pursuant to a reseller agreement between Computer Associates and Intraware. In connection with the sale, the reseller agreement was terminated.

        The Asset Purchase Agreement, dated as of May 15, 2002 by and between Intraware and Computer Associates, filed as Exhibit 2.1 is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a)
  Financial Statements of Businesses Acquired

    Not Applicable

  (b)
  Unaudited Pro Forma Financial Information

  (i)
  Unaudited pro forma condensed consolidated balance sheet for Intraware at February 28, 2002.

  (ii)
  Unaudited pro forma condensed consolidated statement of operations for Intraware for its fiscal year ended February 28, 2002.

  (iii)
  Notes to the unaudited pro forma financial information.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed financial information gives effect to the sale of Intraware's asset management software business to Computer Associates. This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of operating results and financial position which may occur in the future. The unaudited pro forma condensed consolidated balance sheet at February 28, 2002 gives effect to the disposition of the asset management software business as if it occurred as of February 28, 2002. The unaudited pro forma condensed consolidated statement of operations for the year ended February 28, 2002 gives effect to the disposition of the asset management software business as if it occurred as of March 1, 2001.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with Intraware's Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

INTRAWARE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)
February 28, 2002

	As filed in Form 10-K	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,979	$9,500	(a)	$12,049
		(430)	(b)
Accounts receivable, net	2,717	—		2,717
Prepaid licenses, services and cost of deferred revenue	4,028	—		4,028
Other current assets	928	—		928

Total current assets	10,652	9,070		19,722
Cost of deferred revenue	357	—		357
Property and equipment, net	5,900	(322)	(c)	5,578
Intangible assets, net	8,562	(8,562)	(d)	—
Other assets	1,048	—		1,048

Total assets	$26,519	$186		$26,705

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$5,210	$—		$5,210
Warrants	347	—		347
Accounts payable	5,930	—		5,930
Accrued liabilities	1,071	—		1,071
Deferred revenue	5,668	(1,144)	(e)	4,524
Capital lease and other obligations	1,746	—		1,746

Total current liabilities	19,972	(1,144)		18,828
Deferred revenue	855	(311)	(e)	544
Capital lease and other obligations	2,235	—		2,235

Total liabilities	23,062	(1,455)		21,607

Commitments and contingencies
Redeemable convertible preferred stock	3,347	—		3,347

Stockholders' equity:
Common stock	4	—		4
Additional paid-in capital	144,140	—		144,140
Unearned compensation	(1,618)	—		(1,618)
Accumulated deficit	(142,416)	1,641	(f)	(140,775)

Total stockholders' equity	110	1,641		1,751

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$26,519	$186		$26,705

The accompanying notes are an intergral part of these unaudited pro forma financial statements.

INTRAWARE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
February 28, 2002

	As filed in 10-K	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Revenues:
Software product sales	$36,801	$—		$36,801
Online services and technology	15,491	(4,453)	(a)	11,038

Total revenues	52,292	(4,453)		47,839

Cost of revenues:
Software product sales	29,304	—		29,304
Online services and technology	3,752	(1,976)	(a)	1,776

Total cost of revenues	33,056	(1,976)		31,080

Gross profit	19,236	(2,477)		16,759

Operating expenses:
Sales and marketing	12,712	(3,320)	(b)	9,392
Product development	10,119	(864)	(b)	9,255
General and administrative	6,898	—		6,898
Restructuring	2,356	—		2,356
Loss on abandonment of assets	6,735	—		6,735
Merger & acquisition related costs including amortization of intangibles	8,522	(7,002)	(c)	1,520

Total operating expenses	47,342	(11,186)		36,156

Income (loss) from operations	(28,106)	8,709		(19,397)
Interest expense	(2,728)	—		(2,728)
Interest income and other income and expenses	(3,844)	—		(3,844)

Net income (loss)	(34,678)	8,709		(25,969)
Deemed dividend due to beneficial conversion feature of preferred stock, mandatorily redeemable convertible preferred stock accrued dividend and accretion to liquidation value	(2,696)	—		(2,696)

Net income (loss) attributable to common stockholders	$(37,374)	$8,709		$(28,665)

Basic and diluted net loss per share attributable to common stockholders	$(1.18)			$(0.90)

Weighted average shares—basic and diluted	31,690			31,690

The accompanying notes are an intergral part of these unaudited pro forma financial statements.

INTRAWARE, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1—Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

        The unaudited pro forma condensed consolidated balance sheet assumes that the sale of our asset management software business to Computer Associates International, Inc. ("Computer Associates") occurred as of February 28, 2002. The asset purchase agreement between Intraware, Inc. ("Intraware") and Computer Associates includes indemnifications by Intraware related primarily to proprietary asset management software technology sold. Assumptions and adjustments to reflect the asset management software business sale in the condensed consolidated balance sheet include:

        To reflect the estimated net proceeds and gain on sale of our asset management software business to Computer Associates:

(a)	Cash sales proceeds	9,500
(b)	Estimated costs resulting directly from the sale including transaction, legal and accounting fees	(430)

	Estimated net proceeds	9,070

(c)	Carrying value of computers, office equipment and non-proprietary software	322
(d)	Carrying value of net intangible assets including goodwill of $5,745, assembled workforce of $1,234 and acquired technology of $1,583	8,562
(e)	Deferred revenue assumed by Computer Associates	(1,455)

	Estimated net assets of asset management software business sold	7,429

(f)	Estimated gain	1,641

NOTE 2—Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments

        The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations eliminate the results of operations directly related to the asset management software business. For purposes of this pro forma statement, the sale of the asset management software business to Computer Associates is assumed to have occurred as of March 1, 2001. The statement does not include the gain on the disposal or the costs related to the sale.

(a)
Reflects the elimination of license, maintenance and professional service revenue and cost of revenue related to our asset management software business.

(b)
Reflects the elimination of direct costs for employees in sales and marketing and product development related to our asset management software business.

(c)
Reflects the elimination of amortization of intangible assets related to our asset management software business, including amortization of goodwill of $1,723, assembled workforce of $529 and acquired technology of $4,750.

(c)
Exhibits

        The following exhibit is filed as part of this report:

Exhibit	Description
2.1	Asset Purchase Agreement, dated as of May 15, 2002, by and between Intraware, Inc. and Computer Associates International, Inc. (the Registrant agrees to furnish a copy of any omitted schedule to the Commission upon request).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: May 31, 2002

INTRAWARE, INC.
By	/s/ John J. Moss John J. Moss General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Purchase Agreement, dated as of May 15, 2002, by and between Intraware, Inc. and Computer Associates International, Inc. (the Registrant agrees to furnish a copy of any omitted schedule to the Commission upon request).

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  ITEM 2. DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
UNAUDITED PRO FORMA FINANCIAL INFORMATION
INTRAWARE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (in thousands) February 28, 2002
INTRAWARE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) February 28, 2002
INTRAWARE, INC. NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
SIGNATURE
EXHIBIT INDEX